Exhibit 99.1

ASSIGNMENT AND ASSUMPTION

For good and valuable consideration, the receipt of which is hereby acknowledged, Principal Global Investors, LLC (“Assignor”) does hereby assign to Principal Real Estate Investors, LLC (“Assignee”) as of May 1, 2017 all of Assignor’s rights, powers, duties, responsibilities, obligations and liabilities, in its capacity of sub-servicer, in and under each of the Agreements listed on Exhibit A attached hereto (collectively, the “Agreements” and the assignments thereof, collectively, the “Assignments”).

By execution hereof, Assignee hereby accepts each of the Assignments and assumes all rights, powers, duties, responsibilities, obligations and liabilities of sub-servicer under each of the Agreements, as of May 1, 2017.

This Assignment and Assumption contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose.

EXECUTED this 1st day of May, 2017.

ASSIGNOR:

PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company

By	/s/ Diane McGuire
Name:	Diane L. McGuire
Title:	Director – CMS Asset Management

By	/s/ Steven Johnson
Name:	Steven R. Johnson
Title:	Managing Director
Commercial Mortgage Servicing

ASSIGNEE:

PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company

By	/s/ Diane McGuire
Name:	Diane L. McGuire
Title:	Director – CMS Asset Management

By	/s/ Steven Johnson
Name:	Steven R. Johnson
Title:	Managing Director
Commercial Mortgage Servicing

Exhibit A

Pool	Document
Citigroup Commercial Mortgage Trust 2016-P5 Commercial Mortgage Pass- Through Certificates Series 2016-P5	The Sub-Servicing Agreement dated October 1, 2016, by and between Principal Global Investors, LLC (“Principal Global”) and Midland Loan Services, as division of PNC Bank, National Association (“Midland”) (the “SSA”)

Citigroup Commercial Mortgage Trust 2016-P6 Commercial Mortgage Pass- Through Certificates Series 2016-P6	The Sub-Servicing Agreement dated December 1, 2016, by and between Principal Global Investors, LLC (“Principal Global”) and Midland Loan Services, as division of PNC Bank, National Association (“Midland”) (the “SSA”)